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                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW
                                60 State Street
                          Boston, Massachusetts 02109
                        617-526-6000 * FAX 617-526-5000


                                          June 5, 1997


BJ's Wholesale Club, Inc.
One Mercer Road
Natick, Massachusetts  01760

          Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

          This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-25511) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 38,601,761 shares of Common Stock, $.01 par value per share (the "Shares"), of BJ's Wholesale Club, Inc., a Delaware corporation (the "Company"), and the associated Preferred Stock Purchase Rights (the "Rights") to be issued under the Rights Agreement to be entered into by the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). The Company is a newly formed, wholly owned subsidiary of Waban Inc. ("Waban").

          The Shares and the Rights are to be distributed (the "Distribution"), on a one-for-one basis, in the form of a special dividend to all holders of outstanding shares of common stock of Waban as of the Distribution Record Date (as defined in the Registration Statement).

          We are acting as counsel for the Company in connection with the Distribution. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, the forms of Amended and Restated Certificate of Incorporation of the Company, Amended and Restated By-Laws of the Company and Rights Agreement, each as filed as exhibits to the Registration Statement, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
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BJ's Wholesale Club, Inc.
June 5, 1997
Page 2

          In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

          We have not made any investigation of the laws of any jurisdiction other than the Commonwealth of Massachusetts, and the federal laws of the United States and the Delaware General Corporation Law statute, and we are opining herein solely with respect to the laws of the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law statute. To the extent that the laws of any other jurisdiction govern the agreements or transactions as to which we are opining herein, we have assumed, with your permission, that such laws are identical to those of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

          We assume that the appropriate action will be taken, prior to the issuance of the Shares and the Rights in the manner described in the Registration Statement, to register and qualify the Shares and the Rights for sale under all applicable state securities or "blue sky" laws.

          Based upon and subject to the foregoing, we are of the opinion that, upon the filing with the Secretary of State of the State of Delaware of the Amended and Restated Certificate of Incorporation of the Company and the due authorization, execution and delivery by the Company and the Rights Agent of the Rights Agreement, each in the form filed as an exhibit to the Registration
Statement:

          1. The Shares will be duly authorized for issuance and, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          2. Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, when the Shares have been validly issued in the manner described in the Registration Statement, the Rights attributable to the Shares will be validly issued.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."
In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
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BJ's Wholesale Club, Inc.
June 5, 1997
Page 3
                                 Very truly yours,

                                 /s/ HALE AND DORR LLP

                                 HALE AND DORR LLP